EXHIBIT 99.1

ISLE OF CAPRI CASINOS, INC.
VOLUNTARY RESIGNATION AGREEMENT

THIS VOLUNTARY RESIGNATION AGREEMENT (the “Agreement”) is made as of the dates set forth below by and between Isle of Capri Casinos, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Rexford A. Yeisley, its Senior Vice President, Chief Accounting Officer, Chief Financial Officer, and Assistant Secretary (“Executive”).

1. Effective Date. This Agreement shall be effective upon its execution by the parties hereto and its approval and ratification by the Stock Option and Compensation Committee of the Board of Directors of the Company (the “Board”; the “Effective Date”).

2. Voluntary Resignation by Executive. Effective as of November 1, 2005, Executive shall voluntarily resign his position as Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Secretary of the Company and its subsidiaries. Executive shall voluntarily resign as an officer and employee of the Company and its subsidiaries as of December 31, 2005 (the period between the Effective Date and December 31, 2005, referred to herein as the “Transition Period”; December 31, 2005, referred to herein as Executive’s “Severance Date”).

3. Executive’s Duties and Obligations. Notwithstanding any provision of that certain Employment Agreement by and between Executive and the Company dated January 1, 2002 (the “Employment Agreement”) to the contrary, during the Transition Period, Executive shall perform such duties as the President of the Company shall reasonably request, which duties shall primarily consist of matters related to the transition of his present duties, responsibilities and obligations to one or more individuals designated by the Board or the President. The parties hereto acknowledge that Executive shall perform such duties on a substantially full time basis prior to November 1, 2005, and, thereafter, such duties shall be performed at such time or times as the President shall reasonably request.

4. Executive’s Employment Agreement. Executive acknowledges that as of the Effective Date and except as may be expressly provided in Sections 5, 9, and 13 hereof, this Agreement shall supersede and extinguish the rights and obligations of the parties set forth in the Employment Agreement, including, but not limited to those rights and obligations concerning termination set forth in paragraph 3 thereof.

5. Transition Period Compensation and Benefits. During the Transition Period, Executive shall be paid at the rate of his current base compensation, $315,000 per annum, which amount shall be prorated and paid in accordance with the Company’s standard payroll practices and policies, with the exception that the Company shall pay the to Executive his final prorated installment due hereunder no later than Dec. 30, 2005. During such period, Executive shall further participate, pursuant to paragraph 2(d) of the Employment Agreement, in the Company’s benefit plans, policies, programs and arrangements in which he participates or is otherwise covered as of the Effective Date in accordance with their terms.

Executive acknowledges that he shall not be eligible to receive a cash or deferred payment under any bonus plan or similar incentive arrangement with respect to the Company’s fiscal year ended April 30, 2006.

6. Long-Term Incentives. The Company acknowledges that any outstanding options or other long-term incentives granted or awarded to Executive under the terms of the Company’s 2000 Long-Term Stock Incentive Plan, as amended and restated, shall continue to vest during the Transition Period and not thereafter. Any options that are vested as of the Severance Date shall remain exercisable through December 31, 2006. Executive further acknowledges that certain options granted to him under the Plan shall be forfeited.

7. Continuation of Medical Benefits. As of the Severance Date, Executive may elect to continue coverage for himself and his dependents who are covered under the Company’s group medical plan in accordance with Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”). In the event of such election, the Company shall pay the cost of such coverage election with respect to Executive and each such dependent for a maximum period of 18-months or such shorter period as may be determined under Code Section 4980B.

8. Other Benefits. Notwithstanding the foregoing and except as expressly provided herein, this Agreement does not affect or restrict in any manner Executive’s rights and benefits under the employee benefit plans generally maintained by the Company and its affiliates for the benefit of all of their employees or any plan, policy or arrangement maintained by the Company and its affiliates for the benefit of their officers and executives in which Executive was a participant or otherwise covered during the term of his employment. Executive further acknowledges that certain amounts accrued for his benefit under the Company’s Deferred Bonus Plan shall be forfeited.

9. Confidentiality, Nonsolicitation and Noncompetition. Executive acknowledges and agrees that the provision concerning the protection of the Company’s confidential information set forth in paragraph 5(b) of the Employment Agreement and the proscription concerning nonsolicitation set forth in paragraph 5(d) of the Employment Agreement shall each survive the cancellation and extinguishment of such agreement as provided in Section 4 hereof and shall be and remain enforceable in accordance with their terms.

The parties hereto further agree that the proscription set forth in paragraph 5(c) of the Employment Agreement concerning noncompetition shall also survive the cancellation and extinguishment of such agreement as provided in Section 4 hereof and such that proscription shall be and remain enforceable in accordance with its terms; provided, however, that such proscription shall not prevent Executive from serving as a member of the board of directors of any corporation, the equity securities of which are registered under Section 12 of the Securities Exchange Act of 1934, as amended, which is engaged in the ownership, development or management of a gaming operation or facility during the restriction period, provided that Executive shall not participate in any decision or consideration precedent thereto that directly affects the Company, including the business and affairs of its affiliates.

10. Nondisparagement. Executive agrees that he will not:

a.
Publicly or privately criticize or disparage the Company or its affiliates in a manner intended or reasonably calculated to result in public embarrassment to, or injury to the reputation of, the Company or its affiliates in any community in which they are engaged in business;

b.
Directly or indirectly, acting alone or acting in concert with others, institute or prosecute, or assist any person in any manner in instituting or prosecuting, any legal proceedings of any nature against the Company, except where such participation or reporting is required by law, and subject, however, with respect to any legal action relating to Executive’s employment, to the provisions of Section 12 hereof;

c.	Damage the property of the Company or otherwise engage in any misconduct which is injurious to the business or reputation of the Company; or

d.
Take any other action, or assist any person in taking any other action, that is adverse to the interests of the Company and its affiliates or inconsistent with fostering the goodwill of the Company and its affiliates

Executive will not be in breach of the foregoing covenants solely by reason of his testimony which is compelled by process of law.

The Company agrees that it will not publicly or privately criticize or disparage Executive in a manner intended or reasonably calculated to result in embarrassment to, or injury to the reputation of, Executive in the community, or to result in a detrimental impact on Executive.

11. Consulting Services. During the 6-month period commencing as of the first business day following his Severance Date, Executive shall serve as a consultant to the Company. During such period, Executive shall be reasonably available to perform such duties as may be requested by the President or other appropriate officers of the Company.

In consideration of the performance of the foregoing services and subject to the provisions of Section 12 hereof, the Company shall pay to Executive the sum of $60,000, which amount shall be paid in the form of a single sum payment not later than December 30, 2005. Executive agrees that he shall be an independent contractor as to the Company with respect to the services performed hereunder and that he shall not participate in any plan, policy or program maintained by the Company or its affiliates for the benefit of their employees, officers or executives, except as provided under Section 7 or 8 hereof.

12. Waiver and Release. In consideration of the arrangement to provide consulting services set forth in Section 11 hereof, the adequacy of which is hereby acknowledged, Executive agrees to execute the waiver and release attached hereto as Attachment A on or before December 30, 2005.

13. Assistance and Cooperation. Executive agrees he will furnish such information and proper assistance as may be reasonably necessary in connection with any administrative agency claim, charge or complaint and/or any litigation in which the Company is or may become involved. The Company shall pay Executive’s direct expenses incurred hereunder. If Executive’s assistance requires substantial time or is likely to result in Executive’s material loss of income, Company agrees to compensate Executive for time expended hereunder, at a rate of $1312.50 per day.

14. Nonassignability. Neither this Agreement nor any right or interest hereunder shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, by operation of law or otherwise. The parties hereto agree that any attempt at such shall be void. The parties hereto further agree that any such right or interest shall not in any way be subject to the debts, contract, liabilities, engagements or torts of Executive, nor shall it be subject to attachment or legal process for or against Executive.

15. Amendment to Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

16. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

17. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:                                        To the Executive:

                                Isle of Capri Casinos, Inc.                          Rexford A. Yeisley
1641 Popps Ferry Road, Suite B-1
Biloxi, MS 39532
Attn: Timothy M. Hinkley

All such notices shall be conclusively deemed to be received and shall be effective, (a) if sent by hand delivery, upon receipt, (b) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (c) if sent by registered or certified mail, on the fifth day on which such notice is mailed.

18. Source of Payments. All cash payments provided in this Agreement will be paid from the general funds of the Company. Executive’s status with respect to amounts owed under this Agreement will be that of a general unsecured creditor of the Company, and Executive will have no right, title, or interest whatsoever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder.

19. Tax Withholding. The Company may withhold from any benefit or amount payable under this Agreement all federal, state, city or other income or employment taxes that it reasonably determines are required to be withheld pursuant to any law or governmental regulation or ruling.

20. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, in whole or in part, such invalidity will not affect any otherwise valid provision, and all other valid provisions will remain in full force and effect.

21. Titles. The titles and headings preceding the text of the paragraphs and subparagraphs of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation or effect.

22. Governing Law. This Agreement will be construed and enforced in accordance with the internal laws of the State of Delaware.

23. Entire Agreement. Subject to the provisions of Sections 4, 5, 9 and 13 hereof, this Agreement sets forth the entire agreement between the parties hereto and, except as expressly set forth herein, fully supersedes any prior agreements or understandings between the parties, whether orally or in writing. Executive acknowledges that he has not relied upon any representations, promises or agreements of any kind made to him in connection with the execution of this Agreement, except as set forth herein.

24. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement shall be determined under the rules of the American Arbitration Association as then in effect, by an arbitrator mutually acceptable to the Company and the Executive. The arbitration shall take place in Wilmington, Delaware, at such place or places, as the arbitrator shall designate. The arbitrator shall base his decision only upon evidence that is admissible under the Federal Rules of Civil Procedure. In rendering his decision, the arbitrator shall make specific written findings of fact, taking into account applicable judicial precedents and industry practice. Any award or determination by the arbitrator shall be final and conclusive upon the parties, for which any court of a competent jurisdiction may enter judgment. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1 through 16, to the exclusion of state laws inconsistent therewith.

The parties agree that if either party incurs legal fees or other expenses in connection with the enforcement of this Agreement, the arbitrator shall determine which party shall bear such fees and expenses and in what amounts.

25. Expenses. At all times during the Transition Period and during the consulting period described in Section 11 hereof, the Company shall pay or reimburse Executive for all reasonable and necessary out-of-pocket expense incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's policies for expense verification.

THIS AGREEMENT is executed in multiple counterparts as of the dates set forth below, each of which shall be deemed an original, to be effective as of the date or dates described above.

ISLE OF CAPRI CASINOS, INC.      EXECUTIVE

By:_/s/ TIMOTHY M. HINKLEY  ____     By: _  /s/ REXFORD A. YEISLEY_________
                                                                      Rexford A. Yeisley
Its:_President ___________________     Date: _November 14, 2005______________

Date:_November  14, 2005__         ____

Attachment "A" to Voluntary Resignation Agreement

Waiver and Release Agreement

THIS WAIVER AND RELEASE AGREEMENT (“Release” or “Agreement”) is made and entered into by and between the Isle of Capri Casinos, Inc. (the “Company”), and Rexford A. Yeisley (“Executive”) on this the   14    day of November 2005.

WHEREAS, Executive and the Company entered into a Voluntary Resignation Agreement (“Resignation Agreement”) to which this Agreement is attached as Attachment “A”.

WHEREAS, in exchange for the consideration set forth in the Resignation Agreement, Executive has agreed to waive and release all claims against the Company, as more specifically set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and as set forth in the Resignation Agreement, the Company and Executive agree as follows:

FIRST: In consideration of the amounts and benefits payable to Executive in accordance with the terms of the Resignation Agreement, including but not limited to the consideration specified in Section 11 thereof, Executive, on behalf of himself, his heirs, administrators, representatives, executors, assigns and attorneys, agrees that he hereby fully releases and discharges the Company, and each of its stockholders, agents, representatives, insurers, directors, officers, employees, and each of its subsidiaries and related business entities, from any and all claims, demands, actions, liabilities, suits, debts, fees (including attorney’s fees), penalties and complaints of any nature which he may have or bring against the Company, and the above-listed entities or individuals, for any reason regarding any matter, cause or thing whatsoever, including, without limitation, any matter pertaining to his employment and/or the termination thereof, occurring on or before the date upon which Executive executes this Release. Without limiting the foregoing Release, and by way of example only, Executive warrants that he has not initiated or filed any claim and agrees not to initiate or file any claim against the Company, or the above-listed entities or individuals, for:

a.	Any alleged violations of the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. 621 et seq., or the Older Workers’ Benefit Protection Act, or any similar state or local laws;

b.	Any alleged violations of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2002 et seq., or of federal Executive Order 11246 or any similar state or local laws;

c,	Any alleged violations of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1000 et seq.;

d.	Any alleged violations of the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. 12101, et seq., or any similar state or local laws;

e.
Any conduct on the part of the Company which Executive may allege to have constituted defamation, interference with contractual rights, abuse of rights, breach of good faith or an invasion of privacy; and

f.
Under any other basis, regarding any claims for compensation, wages, benefits, severance pay, vacation pay, pension benefits, termination pay benefits, damages, and fees under any state, federal, or local laws, statutes, ordinances, decisions, constitutional provisions, executive orders or regulations.

SECOND: Executive acknowledges:

a.
That he has been given a period of no less than twenty-one (21) days during which to consider this Release; that if this Release is signed before the expiration of the period, the remainder of the period will be deemed waived and that if this Release is modified, the initial period will not be extended;

b.	That he has been advised to meet with and consult with his family and attorney and any other advisors of his choice regarding the terms of this Release;

c.	That he is voluntarily entering into this Release with the full understanding of the terms and conditions contained herein;

d.	That the consideration described in paragraph FIRST hereof is in addition to that to which he is otherwise entitled;

e.	That this Release may be revoked within seven (7) days after its execution, and this Release will not become effective or enforceable until the revocation period has expired;

f.	That if Executive elects to revoke this Release as provided in subsection (e) above, Company will be released of its obligations as set forth in Section 11 of the Resignation Agreement.

THIRD: Executive further acknowledges that any amounts or benefits payable to him hereunder shall be subject to withholding for all income and employment taxes required by law to be withheld.

FOURTH: This Release will become effective SEVEN (7) DAYS from its execution, unless the Company receives written notice from Executive of his desire to revoke his acceptance of the Release. Such notice to be provided to:

 Isle of Capri Casinos, Inc.
1641 Popps Ferry Road, Suite B-1
Biloxi MS 39532
Attention: Robert Boone, Vice President, Human Resources

and must be received within SEVEN (7) DAYS from the date of execution.

THUS DONE AND SIGNED by Executive on this    14    day of November, 2005.

Witnesses:                        Executive:
   /s/ KYRA H. MONK                                 /s/ REXFORD A. YEISLEY
                                           Rexford A. Yeisley
   /s/ JOYCE L. HART

Acknowledged and Agreed to by
Isle of Capri Casinos, Inc.:

By:    /s/ TIMOTHY M. HINKLEY

Date:     November 14, 2005